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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)  JUNE 27, 1996


                              ZYDECO ENERGY, INC.
            (Exact name of registrant as specified in its charter.)


         DELAWARE                        0-22076               76-0404904
(State or other jurisdiction     (Commission File Number)   (I.R.S. Employer
     of incorporation)                                     Identification No.)


         1710 TWO ALLEN CENTER
           1200 SMITH STREET
             HOUSTON, TEXAS                               77002-4312
(Address of principal executive offices)                  (Zip Code)


      Registrant's telephone number, including area code: (713) 659-2222


                      333 NORTH SAM HOUSTON PARKWAY EAST
                                  SUITE 1160
                             HOUSTON, TEXAS 77060
        (Former name or former address, if changed since last report.)

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ITEM 5.  OTHER EVENTS


     On June 27, 1996, the Board of Directors of Zydeco Energy, Inc. ("Zydeco") voted to exercise Zydeco's option to convert each outstanding share of convertible preferred stock, par value $.001, (the "Preferred Stock") of Zydeco into one share of Zydeco common stock, par value $.001, (the "Common Stock"). The optional conversion rights are provided for in Section 9.B of the Certificate of Designations for the Preferred Stock.

     The effective date for the conversion will be July 15, 1996. After such date all certificates, previously representing shares of Preferred Stock, will represent an equal number of shares of Common Stock. Holders of shares of Preferred Stock are required to exchange their Preferred Stock certificates for Common Stock certificates by submitting them, along with an executed Letter of Transmittal to the Continental Stock Transfer and Trust Company, Exchange Agent for Zydeco.

     As a result of the conversion of 781,255 shares of Preferred Stock into Common Stock, Zydeco's outstanding Common Stock at July 15, 1996 will be approximately 6,588,644 shares.


ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS


     (a)  The following documents are filed herewith as exhibits:

     4.5* Certificate of Designation evidencing shares of Registrant's Preferred Stock (Exhibit 4.5)

* Incorporated by reference from Registrant's Registration Statement on Form S-4, No. 33-97604.

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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      ZYDECO ENERGY, INC.



                                      /s/  Sam B. Myers, Jr.
                                      ---------------------------------------
                                      Name:   Sam B. Myers, Jr.
                                      Title:  President, Chief Executive Officer
                                              and Chairman of the Board



Date:  July 11, 1996

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